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Exhibit 99.1

Highlights of Results of Operations
	Twelve months ended
	December 31, 2008	December 31, 2007
Interest income	$26,203	$27,664
Interest expense	8,866	10,703
Net Interest Income	17,337	16,961

Provision for loan losses	909	837

Net Interest Income After Provision for Loan Losses	16,428	16,124

Other Income	2,699	2,080
Other Expense	11,419	10,952

Income Before Provision for Income Taxes	7,708	7,252

Provision for Income Taxes	2,738	2,599

Net Income	$4,970	$4,653

Net Income Per Weighted Average Share of Common Stock Outstanding	$3.59	$3.24
Dividends Per Share of Common Stock	$1.08	$1.00

Selected Balance Sheet Data

	December 31, 2008	December 31, 2007
Assets
Cash and deposits	$8,091	$9,788
Federal funds sold	160	14,246
Loans, net of allowance for loan losses	322,087	306,622
Securities and restricted investments	23,869	27,588
Other assets	24,088	22,692
Total Assets	$378,295	$380,936

Liabilities and Shareholders’ Equity
Deposits	$316,287	$323,738
Borrowed funds	16,117	11,819
Other liabilities	6,492	4,786
Total Liabilities	338,896	340,343

Shareholders’ Equity	39,399	40,593

Total Liabilities and Shareholders’ Equity	$378,295	$380,936

Results of operations for the twelve month periods ended December 31, 2008 are unaudited.  Balance sheet data for December 31, 2008 is unaudited. Highlands independent registered public accountant, Smith Elliott Kearns & Company, LLC has issued an audit opinion on the balance sheet data for December 31, 2007 and results of operations for the twelve month period ended December 31,2007.  The information above should be read in conjunction with the financial statements and accompanying notes to those financial statements included in Highlands’ 2007 Annual Report on Form 10-K and on any Quarterly Report on Form 10-Q filed subsequently.